Exhibit 99-2

                   Exelon Corporation and Subsidiary Companies
      Market for Registrant's Common Equity and Related Stockholder Matters

Market for Registrant's Common Equity and Related Stockholder Matters

Exelon Corporation's (Exelon) common stock is listed on the New York Stock Exchange. The following table sets forth the high and low sales prices and closing prices for Exelon's common stock for the past two years. The information presented in the table below prior to October 20, 2000 represents PECO Energy Company.

                                   2001                                            2000
                -----------------------------------------     --------------------------------------------
                  Fourth      Third     Second      First         Fourth      Third     Second      First
                 Quarter    Quarter    Quarter    Quarter        Quarter    Quarter    Quarter    Quarter
----------------------------------------------------------------------------------------------------------
High Price       $ 48.69    $ 67.65    $ 70.26    $ 69.75        $ 71.00    $ 61.38    $ 46.81    $ 43.69
Low Price        $ 39.65    $ 38.75    $ 62.10    $ 53.60        $ 53.88    $ 40.50    $ 36.56    $ 33.00
Close            $ 47.88    $ 44.60    $ 64.12    $ 65.60        $ 70.21    $ 60.58    $ 40.31    $ 36.88
Dividends        $  0.43    $  0.42    $  0.42    $  0.55 (a)    $  0.16    $  0.25    $  0.25    $  0.25
----------------------------------------------------------------------------------------------------------

(a)  The first quarter dividend in 2001 was a pro rata dividend. Unicom and PECO Energy each paid their shareholders pro rata, per diem dividends from their last regular dividend dates through October 19,
     2000. The first quarter covered the 119-day period from the date of the Merger, through the February
     15, 2001 record date.

Exelon had 201,269 shareholders of record of common stock as of December 31, 2001.

Securities Ratings for Exelon and its Subsidiary Companies

                                                                   Standard               Fitch
                                                                    & Poors           Investors
                Securities                      Moody's         Corporation       Service, Inc.
--------------------------------------------------------------------------------------------------
Exelon          Senior unsecured debt            Baa2                 BBB+               BBB+
                Commercial paper                   P2                   A2                 F2
ComEd           Senior secured debt                A3                   A-                 A-
                Senior unsecured debt            Baa1                 BBB+               BBB+
                Commercial paper                   P2                   A2                 F2
PECO            Senior secured debt                A2                    A                  A
                Senior unsecured debt              A3                 BBB+                 A-
                Commercial paper                   P1                   A2                 F1
Generation      Senior unsecured debt            Baa1                   A-               BBB+